                                                                   EXHIBIT 10.14

                       VENTURE LOAN AND SECURITY AGREEMENT

                                                     Dated as of December 6 2002

                                  by and among

                               GATX VENTURES, INC.
                                   as a lender

                               SILICON VALLEY BANK
                          as payment agent and a lender

                                       and
                                  MYOGEN, INC.
                             a Delaware corporation
                        7575 West 103rd Avenue, Suite 102
                           Westminster, CO 80021-5426
                                   as Borrower

                            CREDIT AMOUNT: $5,000,000

                                      Commitment                 Commitment Percentage
                                      ----------                 ---------------------
GATX Ventures, Inc.:                  $3,000,000                           60%
Silicon Valley Bank:                  $2,000,000                           40%

                 Repayment Period:                     36 months
                 Treasury Note Maturity:               36 months
                 Loan Margin:                          770 basis points

              Commitment Termination Date:             December 31, 2002

         The terms and information set forth on this cover page are a part of the attached Venture Loan and Security Agreement, dated as of the date first written above (as it may from time to time be amended or supplemented in writing, this "Agreement"), entered into by and among GATX Ventures, Inc. ("GV") in its individual capacity, Silicon Valley Bank ("SVB"), in its individual capacity, (each individually a "Lender" and collectively, "Lenders"), GV, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders, and any successor agent ("Agent"), SVB, not in its individual capacity but solely in its capacity as payment agent ("Payment Agent") and Myogen, Inc. ("Borrower"). The terms and conditions of this Agreement agreed to among the parties hereto are as follows:

                                    AGREEMENT

         1.       Definitions and Construction.

                  1.1      Definitions. As used in this Agreement:

                           (a)      The following capitalized terms shall have
the meanings given such terms on the cover page of this Agreement: "Agent," "Agreement," "Borrower," "Commitment" "Commitment Percentage," "Commitment Termination Date," "Credit Amount," "Final Payment Percentage," "GV," "Lender," "Loan Margin," "Payment Agent," "SVB" and "Treasury Note Maturity."

                           (b)      The following capitalized terms shall have
the meanings given such terms in the following referenced sections of this
Agreement: "Claim" - Section 10.3; "Collateral," - Section 4.1; "Commitment Fee"
- Section 2.7(b); "ERISA" - Section 7.11; "Event of Default" - Section 8; "Good Faith Deposit" - Section 2.7(a); "Indemnified Person" - Section 10.3; "Payment Date" - Section 2.2(a); "Responsible Officer" - Section 6.3; "Scheduled Payments" - Section 2.2(a); "Solvent" - Section 5.12; "Third Party Equipment" -
Section 4.9; and "Transfer" - Section 7.4.

                           (c)      The following capitalized terms shall have
the following meanings:

         "Account Control Agreement" means an agreement acceptable to Lenders which perfects via control Lenders' security interest in Borrower's deposit accounts and/or accounts holding securities.

         "Affiliate" means any Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons and each of such Person's officers, directors, joint venturers or partners.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in California.

         "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, the term "Code" shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

         "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "Default Rate" means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

         "Disclosure Schedule" means Exhibit A hereto.

         "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

         "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         "Funding Certificate" means a certificate executed by a Responsible Officer of Borrower substantially in the form of Exhibit B or such other form as Lenders may agree to accept.

         "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

         "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Indebtedness" means, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

         "Intellectual Property" means all of Borrower's right, title and interest in and to patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of "goods" under the
Code).

         "Investment" means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

         "Landlord Agreement" means an agreement substantially in the form of Exhibit F or such other form as Lenders may agree to accept.

         "Lenders' Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Loan Documents; and Lenders' reasonable attorneys' fees, costs and expenses incurred in amending, modifying, enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Lenders in connection with Lenders' enforcement of their rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its Property.

         "Lien" means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

         "Loan" means each advance of credit by Lenders to Borrower under this Agreement in accordance with their Commitment Percentage.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Warrants, any Landlord Agreement, any Account Control Agreement and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

         "Loan Rate" means, with respect to each Loan, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the Note with respect to each Loan is prepared, plus (b) the Loan Margin. Notwithstanding the foregoing, the Loan Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans.

         "Loan Value" means with respect to each Loan, an amount equal to the sum of all remaining unpaid payments discounted to the relevant date at a rate of seven percent (7%) per annum, but shall not exceed the original principal amount of such Loan; the "relevant date" shall be the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

         "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

         "Note" means one of the secured promissory notes of Borrower substantially in the form of Exhibit C.

         "Obligations" means all debt, principal, interest, fees, charges, expenses and reasonable attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lenders of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement among Lenders and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the Loan Value due with respect to the Loans, and further including all Lenders' Expenses.

         "Officer's Certificate" means a certificate executed by a Responsible Officer substantially in the form of Exhibit G or such other form as Lenders may agree to accept.

         "Permitted Indebtedness" means and includes:

                           (a) Indebtedness of Borrower to Lenders hereunder;

                           (b) Indebtedness of Borrower secured by Liens
permitted under clause (e) of the definition of Permitted Liens, but until such time as Borrower receives the proceeds from the sale of its Equity Securities in an amount not less than $15,000,000, such Indebtedness shall not exceed $1,000,000 in the aggregate;

                           (c) Indebtedness arising from the endorsement of
instruments in the ordinary course of business;

                           (d) Indebtedness existing on the date hereof and set
forth on the Disclosure Schedule;

                           (e) Other Indebtedness not exceeding $250,000 in the
aggregate at any time; and

                           (f) Subordinated Indebtedness.

         "Permitted Investments" means and includes any of the following Investments as to which Lenders have a perfected security interest:

                           (a)      Deposits and deposit accounts with
commercial banks organized under the laws of the United States or a state thereof to the extent that each such institution: (i) has all of such institution's deposit accounts insured by the Federal Deposit Insurance Corporation to the legal limit; and (ii) has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000).

                           (b)      Investments in marketable obligations issued
or fully guaranteed by the United States or by agencies or instrumentalities of the United States government and maturing not more than eighteen (18) months from the date of issuance.

                           (c)      Investments in open market commercial paper
rated at least "A1" or "(1)" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

                           (d)      Investments pursuant to or arising under
currency agreements or interest rate agreements entered into in the ordinary course of business.

                           (e)      Investments consisting of notes receivable
of, or prepaid royalties or other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business.

                           (f)      Investments consisting of Borrower's
accounts receivable in the ordinary course of business.

                           (g)      Investments, not requiring the use of cash
or the assumption of liabilities, in joint ventures, partnerships or similar business arrangements entered into in the ordinary course of business.

                           (h)      Investments consisting of loans to
employees, officers or directors of Borrower relating to: (x) the purchase of equity securities of Borrower pursuant to Borrower's employee stock option plan, stock purchase plan or other similar arrangement approved by Borrower's board of directors; (y) Borrower's compensation or relocation plans or agreements each as approved in good faith by the Borrower's board of directors; or (z) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business; provided, however, that the aggregate amount of cash used for such Investments elating to subsections (x), (y), and (z) above outstanding at any time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) without Lender's prior written consent.

                           (i)      Investments made pursuant to an investment
policy adopted in good faith by the Borrower's board of directors but outside those categories of Investments described in (a) through (d) above; provided that the aggregate amount of such investments shall not exceed One Hundred Thousand Dollars ($100,000) without Lender's prior written consent

                           (j)      Investments made through the date hereof in
Myogen GmbH, a German corporation wholly owned by Borrower, and investments made in such corporation after the date hereof not to exceed $250,000 in the aggregate in any fiscal year.

                           (k)      Other Investments aggregating not in excess
of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

         "Permitted Liens" means and includes: (a) the Lien created by this Agreement; (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower); (c) Liens identified on the Disclosure Schedule; (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower); (e) Liens upon any equipment or other personal, property acquired by Borrower to secure (i) the purchase price of such equipment or other personal property, or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property and any extensions, refinancings, modifications, amendments or restatements thereof so long as the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms on Borrower; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the identifiable proceeds thereof and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities; (f) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business as licensor or licensee; (g) Liens in favor of financial institutions arising in connection with Borrower's deposit accounts or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts and security accounts; (h) Liens to secure payment of workers' compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business; and (i) Liens in connection with Subordinated Indebtedness, provided such Liens are junior to the Liens of Lenders.

         "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

         "Repayment Period" means the period beginning on the first Payment Date and continuing for the Repayment Period set forth following such term on the cover page of this Agreement.

         "Subordinated Indebtedness" means Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lenders in their sole discretion.

         "Subsidiary" means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

         "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents (excluding the Warrant), including principal and interest on the Loans.

         "Warrants" means separate warrants in favor of each of the Lenders or their designees to purchase securities of Borrower substantially in the form of Exhibit D.

                  1.2 Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code.

         2.       Loans; Repayment.

                  2.1      Commitment.

                           (a)      The Credit Amount. Subject to the terms and
conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, each Lender agrees to lend to Borrower, severally and not jointly, prior to the Commitment Termination Date, one Loan in the aggregate amount of Lender's Commitment. The Loans shall be made pro rata in accordance with each Lender's Commitment. No Lender shall be required to make any Loan in an aggregate amount in excess of its Commitment.

                           (b)      The Loans and the Promissory Notes. The
obligation of Borrower to repay the unpaid principal amount of and interest on each Lender's Loan shall be evidenced by a Note issued to each Lender and each Lender is authorized to endorse on a grid annexed to its Note appropriate notations regarding payments made on the Note; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or thereunder.

                           (c)      Use of Proceeds. The proceeds of the Loans
shall be used solely for working capital or general corporate purposes of Borrower.

                           (d)      Termination of Commitment to Lend.
Notwithstanding anything in the Loan Documents, each Lender's obligation to lend the undisbursed portion of such Lender's Commitment to Borrower hereunder shall terminate on the earlier of (i) at such Lender's sole election, the occurrence of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, each Lender's obligation to lend the undisbursed portion of such Lender's Commitment to Borrower shall terminate if, in such Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to Lenders on or before the date of this Agreement.

                  2.2      Payments.

                           (a)      Scheduled Payments. Borrower shall make
payments of accrued interest only on the outstanding principal amount of each Loan on the first three (3) Payment Dates specified in each Lender's Note and thirty-three (33) equal payments of principal and accrued interest on the outstanding principal amount of such Lender's Loan on each subsequent Payment Date as set forth in such Lender's Note (collectively, the "Scheduled Payments"). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter during the Repayment Period for such Loan on the first Business Day of each calendar month (each a "Payment Date"). In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

                           (b)      Interim Payment. Unless the Funding Date for
a Loan is the first day of a calendar month, Borrower shall pay the interim interest (accruing from the Funding Date through the last day of that month) payable with respect to such Loan on the Funding Date.

                           (c)      Payment of Interest. Borrower shall pay
interest on each Loan at a per annum rate of interest equal to the Loan Rate. All computations of interest on Loans (including interest at the Default Rate, if applicable) shall be based on a year of twelve 30-day months and the number of actual days elapsed in such period. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

                           (d)      Application of Payments. All payments
received by Lenders prior to an Event of Default shall be applied as follows:
(1) first, to Lenders' Expenses then due and owing; and (2) second to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amount then due). After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

                           (e)      Late Payment Fee. Borrower shall pay to
Lenders a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due.

                           (f)      Default Rate. Borrower shall pay interest at
a per annum rate equal to the Default Rate on any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Lenders' election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured or waived, at a per annum rate equal to the Default Rate.

                  2.3      Prepayments.

                           (a)      Mandatory Prepayment Upon an Acceleration.
If the Loans are accelerated following the occurrence of an Event of Default, then Borrower shall immediately pay to Lenders (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) any additional accrued and unpaid interest, (iii) the Loan Value of each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder.

                           (b)      Optional Prepayment. Upon ten (10) Business
Days' prior written notice to Lenders, Borrower may, at its option, prepay all, and not less than all, of the Loans in full by paying to Lenders an amount equal to: (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment; (ii) any additional accrued and unpaid interest; (iii) the greater of the Loan Value of each Loan or the then outstanding principal balance of such Loan; and (iv) all other sums, if any, that shall have become due and payable hereunder. Except as set forth in this
Section 2.3, the Loans may not be prepaid.

                  2.4      Other Payment Terms.

                           (a)      Place and Manner. Borrower shall make all
payments due to Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, by debit to any account of Borrower with Payment Agent not later than 10:00 a.m. California time, on the date on which such payment is made. Borrower authorizes and directs SVB, as Payment

Agent, to debit the amount of each such payment to any account of Borrower, and to disburse to each Lender its respective share of such payment on each date payment is due. Payment Agent shall disburse payments to GV as follows:

         GV Payment
         Credit:            GATX Financial Corporation
         Bank Name:         Bank of America
         Bank Address:      Dallas, Texas 75202
         Account No.:       3750878673
         ABA Routing No.:   111-000012
         Reference:         Myogen, Inc. Invoice #__________

Any payment received by Payment Agent or one Lender for the account of the other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made,

                           (b)      Date. Whenever any payment due hereunder
shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                  2.5      Procedure for Making Loans.

                           (a)      Notice. Whenever Borrower desires that
Lenders make a Loan, Borrower shall notify Lenders of the date on which Borrower desires Lenders to make such Loan. Borrower's notice shall be made at least five
(5) Business Days in advance of the desired Funding Date, unless Lenders elect at their sole discretion to allow the Funding Date to be within five (5) Business Days of the notice. Borrower's execution and delivery to each Lender of its Note shall be Borrower's agreement to the terms and calculations thereunder. Subject to the terms and conditions of this Agreement, as soon as practicable on the Funding Date specified in the Funding Certificate, each Lender shall transfer an amount equal to its Loan to the account specified in the Funding Certificate in immediately available funds. Each Lender's obligation to advance to Borrower an amount equal to its Commitment Percentage of the Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections
3.1 and 3.2.

                           (b)      Loan Rate Calculation. Prior to each Funding
Date, Lenders shall establish the Loan Rate with respect to such Loan, which shall be set forth in the Note to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

                           (c)      Disbursement. Each Lender shall disburse the
proceeds of its Loan by wire transfer to Borrower at the account specified in the Funding Certificate for the relevant Loan. Notwithstanding anything stated herein to the contrary, no Lender shall have any obligation to advance funds on behalf of the other Lender.

                  2.6      Good Faith Deposit; Commitment Fee.

                           (a)      Good Faith Deposit. Borrower has delivered
to Lenders a good faith deposit in the amount of Twenty Thousand Dollars ($20,000) (the "Good Faith Deposit"). The Good Faith Deposit will be utilized to pay Lenders' Expenses associated with the due diligence process and preparation and negotiation of this Agreement and the Loan Documents. It is agreed that GV shall be entitled to retain Ten Thousand Dollars ($10,000) as payment for its legal expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents. Lenders agree that the Lenders' Expenses for the initial documentation of this Agreement and related documents shall not exceed $12,500 without the Borrower's consent. Any remaining balance of the Good Faith Deposit will be returned upon the closing of the Loan. If Borrower does not request any Loans under this Agreement, the Good Faith Deposit shall be retained by Lenders.

                           (b)      Commitment Fee. Borrower shall pay
concurrently with its execution and delivery of this Agreement a commitment fee in the amount of Fifty Thousand Dollars ($50,000) (the "Commitment Fee"). The Commitment Fee shall be retained by Lenders and be deemed fully earned upon receipt, provided that if the Loan Documents are closed on or before December 6, 2002, the Lenders shall return one-half of the Commitment Fee to Borrower.

         3.       Conditions of Loans.

                  3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, Lenders shall have received, in form and substance reasonably satisfactory to Lenders, all of the following (unless Lenders have agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any and all Loans and shall be deemed added to Section 3.2):

                           (a)      Loan Agreement. This Agreement duly executed
by Borrower and

                           (b)      Warrants. The separate Warrants to be issued
to each Lender or their designees, each duly executed by Borrower.

                           (c)      Intercreditor Agreement. The intercreditor
agreement, in form and substance satisfactory to Lenders, and duly executed by each Lender.

                           (d)      Secretary's Certificate. A certificate of
the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the certificate of incorporation and bylaws of Borrower certified by Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                           (e)      Good Standing and Franchise Tax
Certificates. A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of any applicable Governmental Authority stating that Borrower is in compliance with the franchise tax laws of each such state, to the extent such certificates are customarily issued by such Governmental Authorities, each dated as of a recent date.

                           (f)      Certificate of Insurance. Evidence of the
insurance coverage required by Section 6.9 of this Agreement.

                           (g)      Consents. All necessary consents of
shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

                           (h)      Legal Opinion. A legal opinion of Borrower's
counsel covering the matters set forth in Exhibit E hereto.

                           (i)      UCC Financing Statements. UCC financing
statements covering the Collateral, in the form provided by Lenders.

                           (j)      Account Control Agreements. Account Control
Agreements for all of Borrower's deposit accounts and accounts holding securities duty executed by all of the parties thereto, in the forms provided by Lenders.

                           (k)      Grants of Security Interests in Intellectual
Property. Grants of security interests in any U.S. federally registered Intellectual Property, in the forms provided by Lenders.

                           (l)      Consents to Assignments. Any consents of
licensors of intellectual property to Borrower which Lenders deem necessary.

                           (m)      Other Documents. Such other documents, and
completion of such other matters, as Lenders may deem reasonably necessary or appropriate.

                  3.2 Conditions Precedent to All Loans. The obligation of Lenders to make each Loan is further subject to the following conditions:

                           (a)      No Default. No Default or Event of Default
shall have occurred and be continuing.

                           (b)      Landlord Agreement. Borrower shall have
provided Lenders with a Landlord Agreement for each location where Borrower's books and records and the Collateral is located (unless Borrower is the fee owner thereof).

                           (c)      Notes. Borrower shall have duly executed and
delivered to each Lender a Note in the amount of such Lender's Loan.

                           (d)      UCC Financing Statements. Lenders shall have
received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Lenders pursuant to Section 4.

                           (e)      Funding Certificate. Borrower shall have
duly executed and delivered to each Lender a Funding Certificate for such Loan

                           (f)      Repayment of SVB Debt. Borrower shall have
repaid its outstanding loan obligations to SVB (not including the Obligations arising or to arise hereunder).

                           (g)      Other Documents. Such other documents, and
completion of such other matters, as Lenders may deem reasonably necessary or appropriate.

                  3.3 Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lenders of any such item shall not constitute a waiver by Lenders of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Lenders' sole discretion.

         4.       Creation of Security Interest.

                  4.1 Grant of Security Interest. Borrower grants to Lenders a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The "Collateral" shall mean and include all right, title, interest, claims and demands of Borrower in and to all personal property of Borrower, including without limitation, all of the following:

                           (a)      All goods (and embedded computer programs
and supporting information included within the definition of "goods" under the
Code) and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                           (b)      All inventory now owned or hereafter
acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

                           (c)      All contract rights and general intangibles
(including Intellectual Property, now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

                           (d)      All now existing and hereafter arising
accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

                           (e)      All documents, cash, deposit accounts,
letters of credit (whether or not the letter of credit is evidenced by a writing), certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower's books relating to the foregoing; and

                           (f)      Any and all claims, rights and interests in
any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

Notwithstanding the foregoing, (a) "Collateral" shall not include "intent-to-use" Trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, and (b) any security interest granted in favor of the Lenders in the capital stock or other ownership interest of any Subsidiary organized outside of the United States of America, including, without limitation, Myogen GmbH, a German corporation (each, a "Foreign Subsidiary"), under or in connection with this Agreement, shall not at any time extend to 66 2/3% or more of the capital stock or other ownership interest of such Foreign Subsidiary.

                  4.2 After-Acquired Property. If Borrower shall at any time acquire a commercial tort claim, as defined in the Code, Borrower shall immediately notify Lenders in writing signed by Borrower of the brief details thereof and grant to Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lenders.

                  4.3 Duration of Security Interest. Lenders' security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations and termination of the Commitments, whereupon such security interest shall terminate. Lenders shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code. Lenders further agree to release their Lien, if reasonably requested by Borrower, to effectuate any Transfers permitted under Section 7.4.

                  4.4 Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at its location listed on the cover page hereof or as set forth in the Disclosure Schedule. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lenders for perfection of their security interest therein) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

                  4.5      Intentionally Omitted.

                  4.6 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lenders, at the request of Lenders, all financing statements and other documents Lenders may reasonably request, in form satisfactory to Lenders, to perfect and continue Lenders' perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

                  4.7 Right to Inspect. Each Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral, provided that, such inspections shall not occur more than twice per year unless an Event of Default has occurred and is continuing.

                  4.8      Intellectual Property.

                           (a)      Registration of Copyrights. While any
Obligations remain outstanding, Borrower shall not register any software or other materials owned on the date hereof or developed or acquired by Borrower hereafter from time to time, or any revisions or upgrades thereto, with the United States Copyright Office without giving thirty (30) days prior written notice to Lenders of Borrower's intent to do so and filing simultaneously with any such application for registration a short form security agreement or other document provided by Lenders in order to maintain Lenders' perfection and priority in such materials to be registered with the United States Copyright Office. Borrower shall promptly provide Lenders with copies of all applications for registrations filed by Borrower with the United States Copyright Office.

                           (b)      Additional Intellectual Property. While any
Obligations remain outstanding, Borrower shall promptly notify Lenders on or before the federal registration or filing by Borrower of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to Lenders any grants of security interests in same, in form acceptable to Lenders, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

                           (c)      Protection of Intellectual Property.
Borrower shall (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property in accordance with reasonable business practices and promptly advise Lenders in writing of material infringements as to which Borrower has knowledge thereof, and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Lenders' written consent.

                  4.9 Lien Subordination. Lenders agree that the Liens granted to them hereunder in Third Party Equipment shall be subordinate to the Liens of future lenders providing equipment financing and equipment lessors for equipment and other personal property acquired by Borrower ("Third Party Equipment"); provided that in the case of equipment financings and leasing such Liens are confined solely to the equipment so financed and the proceeds thereof and are Permitted Liens. Notwithstanding the foregoing, the Obligations hereunder shall not be subordinate in right of payment to any obligations to other lenders, equipment lenders or equipment lessors and Lenders' rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lenders or equipment lessors. So long as no Event of Default has occurred, Lenders agree to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 4.9 and are reasonably acceptable to Lenders. Lenders shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable to Lenders than those described in this Section 4.9.

                  4.10 Deposit Accounts; Accounts Holding Securities. Borrower acknowledges and agrees that this Agreement constitutes control by Lenders over all of Borrower's deposit accounts maintained with any Lender pursuant to Section 9104 of the Code (or any similar statute in any applicable jurisdiction). Borrower acknowledges and agrees that this Agreement constitutes control by Lenders over all of Borrower's accounts holding securities maintained with any Lender pursuant to Section 8106 and 9106 of the Code (or any similar statute in any applicable jurisdiction).

         5. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower represents and warrants as follows:

                  5.1 Organization and Qualification. Borrower is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure to so qualify would not reasonably be expected to have a material adverse effect on Borrower. Borrower has no Subsidiaries, except as set forth on the Disclosure Schedule.

                  5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

                  5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws or any other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to or binding upon Borrower or any material agreement or instrument to which

Borrower is a party or by which it or any of its Property is bound, in each case, to the extent such breach or default would reasonably be expected to have a material adverse effect on Borrower or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

                  5.4 Authorization, Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Loan Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Loan Document, or (iii) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

                  5.5 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower's current Intellectual Property. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower.

                  5.6 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof and the Disclosure Schedule. Borrower's jurisdiction of incorporation, chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement and in the Disclosure Schedule. The Collateral is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule.

                  5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision would reasonably be expected to have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                  5.8 Financial Statements. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to each Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. It is understood that the unaudited financial statements are subject to normal recurring year end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain footnotes required by GAAP.

                  5.9 No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since December 31, 2001.

                  5.10 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to either Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement. It is recognized by Lenders that projections and forecasts provided by or on behalf of Borrower, although reflecting Borrower's good faith projections or forecast based on methods and data that Borrower believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the periods covered by any such projections and forecasts may differ from the projected or forecasted results.

                  5.11 Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  5.12 Catastrophic Events; Labor Disputes. Neither Borrower nor its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

                  5.13     Certain Agreements of Officers, Employees and
Consultants.

                           (a)      No Violation. To the best of Borrower's
knowledge, no officer, employee or consultant of Borrower is, or is now expected to be, in violation of any term of any material employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower's knowledge, the continued employment of Borrower's officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

                           (b)      No Present Intention to Terminate. To the
best of Borrower's knowledge, no officer of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower, has any present intention of terminating his or her employment or consulting relationship with Borrower.

         6. Affirmative Covenants. Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

                  6.1 Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

                  6.2 Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to each Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by Borrower's president, treasurer or chief financial officer (each, a "Responsible Officer"); (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders; and (c) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year or the date of Borrower's board of directors' adoption, Borrower's operating budget and plan for the next fiscal year; and (d) such other financial information as Lenders may reasonably request from time to time. From and after such time as

Borrower becomes a publicly reporting company, promptly as they are available and in any event: (x) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and
(y) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to each Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to all of its security holders; (ii) promptly upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower or the commencement of any action, proceeding or governmental investigation involving Borrower that is reasonably expected to result in an award of damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more; and (iii) such other financial information as Lenders may reasonably request from time to time.

                  6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, Borrower shall deliver to each Lender, an Officer's Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in, Exhibit G hereto.

                  6.5      Intentionally Omitted.

                  6.6 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide Lenders with an Officer's Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

                  6.7 Taxes. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lenders with proof satisfactory to Lenders indicating that Borrower has made such payments or deposits; provided that, in each case, Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower).

                  6.8 Use; Maintenance. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Lenders. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Lenders have any security interest in Borrower's residual interest, if any, in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

                  6.9 Insurance. Borrower shall, obtain and maintain for the term, at its own expense:

                           (a)      All Risk. "All risk" insurance against loss
or damage to the Collateral. The coverage limit shall be determined to Lenders' reasonable satisfaction. The deductible shall not exceed Twenty Five Thousand Dollars ($25,000). The policy shall name Lenders as loss payees with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lenders.

                           (b)      General Liability Insurance. Commercial
general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lenders. The limit of liability shall be at least Five Million Dollars ($5,000,000) per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to Twenty Five Thousand Dollars ($25,000). The policy(ies) shall name Lenders as additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lenders, and contain cross liability and severability of interest clauses.

                           (c)      Other Insurance. Such other insurance
against risks of loss and with terms as shall be reasonably required by Lenders.

         All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lenders. All policies of insurance shall provide that Lenders shall be given thirty (30) days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lenders certificates of insurance or other evidence satisfactory to Lenders that insurance complying with all of the above requirements is in effect.

                  6.10 Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lenders pursuant to this Agreement, to the extent such security interests can be perfected by the filing of such financing statement(s) (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Lenders' Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens). Except as set forth in the Disclosure Schedule, none of Borrower's Intellectual Property is registered with either the US Patent and Trademark Office or the US Copyright Office.

                  6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lenders to effect the purposes of this Agreement, including without limitation, the continued perfection and priority of Lenders' security interest in the Collateral.

                  6.12 Operating Accounts. Until payment in full of all Obligations hereunder, Borrower shall maintain its primary operating accounts with Payment Agent.

         7. Negative Covenants. Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following without Lenders' prior written consent:

                  7.1 Chief Executive Office. Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Lenders.

                  7.2 Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral from Borrower's facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule.

                  7.3 Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

                  7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person except for: (i) Transfers of inventory in the ordinary course of business; (ii) Transfers of worn-out or obsolete equipment; (iii) Transfers permitted under subclause (f) of the definition of Permitted Liens with respect to Collateral; (iv) other Transfers in which the aggregate amount of the property transferred does not exceed $50,000 in any fiscal year; or (v) Transfers of cash or cash equivalents in the ordinary course of business.

                  7.5 Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than in the case of this clause (ii) and clauses (iii), (iv) and (v) below, repurchases pursuant to the terms of employee stock option or purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000)); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, Borrower may pay dividends payable solely in common stock and may exchange its capital stock for another class of its capital stock.

                  7.6 Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person.

                  7.7 Change in Ownership. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related or incidental thereto or have a material change in its ownership or senior management of greater than twenty five percent (25%) from the date of this Agreement (other than by the sale by Borrower of Borrower's Equity Securities in a public offering or to venture capital investors so long as Borrower identifies to Lenders the venture capital investors prior to the closing of the investment).

                  7.8 Transactions With Affiliates. Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower.

                  7.9 Indebtedness Payments. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders other than repayment by conversion of such notes into Equity Securities of Borrower.

                  7.10 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

                  7.11 Investments. Make any Investment except for Permitted Investments.

                  7.12 Compliance. Become an "investment company" or a company controlled by an "investment company" under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time ("ERISA"), permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or could reasonably be expected to cause a material adverse change, or permit any of its Subsidiaries to do so.

                  7.13 Maintenance of Accounts. (i) Maintain any deposit account or account holding securities owned by Borrower except (A) accounts at Silicon Valley Bank specifically described by account number in the Account Control Agreement, or (B) accounts at such other financial institutions for which such financial institutions, Borrower and Lenders have entered into an Account Control Agreement with respect to such accounts; or (ii) grant or allow any other Person (other than Lenders) to perfect a security interest in, or enter into any agreements with any Persons (other than Lenders) accomplishing perfection via control as to, any of its deposit accounts or accounts holding securities.

         8. Events of Default. Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

                  8.1 Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents:
(i) any Scheduled Payment
on the relevant Payment Date or on the relevant Maturity Date, or (ii) any other portion of the Obligations within five (5) days after receipt of written notice from a Lender that such payment is due.

                  8.2 Certain Covenant Defaults. If Borrower fails to perform any obligation under Sections 6.9 or 6.12 or violates any of the covenants contained in Section 7 of this Agreement.

                  8.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.13), in any of the other Loan Documents and Borrower has failed to cure such default within fifteen (15) days of the occurrence of such default. During this 15-day period, the failure to cure the default is not an Event of Default (but no Loans will be made during the cure period).

                  8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lenders or a material impairment of the value or priority of Lenders' security interest in the Collateral.

                  8.5 Seizure of Assets, Etc. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provide that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

                  8.6 Service of Process. The service of process upon any Lender seeking to attach by a trustee or other process any funds of the Borrower on deposit or otherwise held by any Lender, or the delivery upon any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of the Borrower on deposit or otherwise held by any Lender, or the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower's deposit accounts or accounts holding securities by any Person (other than Lenders) seeking to foreclose or attach any such accounts or securities.

                  8.7 Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness in excess of One Hundred Thousand Dollars ($100,000) at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist under any financing agreement with a Lender or any of a Lender's Affiliates, after giving effect to any cure or grace periods thereunder.

                  8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days or more.

                  8.9 Misrepresentations. Any warranty, representation, statement, certification, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower shall prove to have been false or misleading in any material respect when made or furnished.

                  8.10 Breach of Warrants. If Borrower shall breach any material term of the Warrants.

                  8.11 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

                  8.12 Involuntary Insolvency Proceeding. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its Property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

                  8.13 Voluntary Insolvency Proceeding. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its Property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

         9.       Lenders' Rights and Remedies.

                  9.1 Rights and Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, Lenders shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Lenders shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lenders may, at their election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Acceleration of Obligations. Declare all
Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) all accrued and unpaid Scheduled Payments with respect to each Loan, (ii) any additional accrued and unpaid interest,
(iii) the Loan Value with respect to each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lenders);

                           (b)      Protection of Collateral. Make such payments
and do such acts as Lenders consider necessary or reasonable to protect Lenders' security interest in the Collateral. Borrower agrees to assemble the Collateral if Lenders so require and to make the Collateral available to Lenders as Lenders may reasonably designate within the continental United States. Subject to applicable law, Borrower authorizes Lenders and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Lenders' determination appears or is claimed to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lenders a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Lenders' rights or remedies provided herein, at law, in equity, or otherwise;

                           (c)      Protection of Collateral for Sale. Ship,
reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral all in accordance with the Code and applicable law. Lenders and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's Intellectual Property, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided, however, such license shall only be exercisable in connection with the disposition of Collateral upon Lenders' exercise of their remedies hereunder;

                           (d)      Sale of Collateral. Sell the Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lenders determine are commercially reasonable; and

                           (e)      Purchase of Collateral. Credit bid and
purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                  9.2 Set Off Right. Upon the occurrence and during the continuance of an Event of Default, Lenders may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

                  9.3 Effect of Sale. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lenders, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

                  9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint each Lender (which appointment is coupled with an interest), the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect, or to continue the perfection of Lenders' security interests in the Collateral. Borrower does hereby irrevocably appoint each Lender (which appointment is coupled with an interest) upon the occurrence and during he continuance of an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if any Lender were Borrower itself; (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including all accounts at Payment Agent) (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under any Lender's control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral;
(d) in any Lender's discretion to file any claim or take any other action or proceedings, either in their own names or in the name of Borrower or otherwise, which Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lenders in and to the Collateral; (e) endorse Borrower's name on any checks or other forms of payment or security; (f) sign Borrower's name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under Borrower's insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Lenders determine reasonable; (i) transfer the Collateral into the name of a Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though any Lender were the outright owner of the Collateral.

                  9.5 Lenders' Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then any Lender may do any or all of the following: (a) make payment of the same or any part thereof, or (b) obtain and maintain insurance policies of the type discussed in Section
6.9 of this Agreement, and take any action with respect to such policies as such Lender deems prudent. Any amounts paid or deposited by any Lender shall constitute Lenders' Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by any Lender shall not constitute an agreement by such Lender to make similar payments in the future or a waiver by any Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including without limitation, Lenders' Expenses, incurred by Lenders in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

                  9.6 Remedies Cumulative. Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by any Lender of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by any Lender shall constitute a waiver, election, or acquiescence by it or either of them.

                  9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lenders, at the time of or received by Lenders after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                           (a)      First, to the payment of out-of-pocket costs
and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender, including without limitation, Lenders' Expenses;

                           (b)      Second, to the payment to Lenders of the
amount then owing or unpaid on the Loans for Scheduled Payments, any other accrued and unpaid interest, the Loan Value of the Loans, and all other Obligations with respect to all Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the Loan Value of the Loans, and then to the payment of other amounts then payable to Lenders under any of the Loan Documents); and

                           (c)      Third, to the payment of the surplus, if
any, to Borrower, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

                  9.8 Reinstatement of Rights. If Lenders shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

         10.      Waivers; Indemnification.

                  10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by a Lender on which Borrower may in any way be liable.

                  10.2 Lenders' Liability for Collateral. So long as Lenders comply with their obligations, if any, under the Code, no Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than such Lender's gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  10.3 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

                           (a)      General Indemnification. Borrower agrees
upon demand to pay or reimburse Lenders for all liabilities, obligations and out-of-pocket expenses, including Lenders' Expenses and reasonable fees and expenses of counsel for Lenders from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any "work-out" in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Lenders, each of Lenders' partners, and each of their respective successors, assigns, agents, attorneys, officers, directors, shareholders, servants, agents and employees (each an "Indemnified Person") harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise related to this Agreement, any other Loan Document or any transaction contemplated hereby or thereby, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Loan Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right,

(iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort, or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, Borrower shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person to the extent such liability results from such Indemnified Person's gross negligence or willful misconduct; and provided further, that Borrower shall not indemnify any Indemnified Person against losses on the Warrant to the extent such losses result from a decline in the market value of the Shares (as such term is defined in the Warrant). Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lenders' written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lenders, each of their partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 103(a). Borrower shall not settle or compromise any Claim against or involving Lenders without first obtaining Lenders' written consent thereto, which consent shall not be unreasonably withheld.

                           (b)      Waiver. NOTWITHSTANDING ANYTHING TO THE
CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDERS UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                           (c)      Survival; Defense. The obligations in this
Section 10.3 shall survive payment of all other Obligations pursuant to Section
12.8. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty
(30) days after written demand.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to Lenders, as the case may be, at their respective addresses set forth below:

      If to Borrower:          Myogen, Inc.
                               7575 West 103rd Avenue, Suite 102
                               Boulder, CO 80021-5426
                               Attention: Joseph Turner, CFO
                               Fax: (303) 410-6667
                               PH: (303) 464-5222

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

                               With a copy to:

                               Cooley Godward LLP
                               380 Interlocken Crescent
                               Suite 900
                               Broomfield, CO 80021
                               Attention: James C.T. Linfield
                               Fax: (720) 566-4099
                               PH: (720) 566-4010

         If to GV:             GATX Ventures, Inc.
                               3687 Mt. Diablo Blvd., Suite 200
                               Lafayette, CA 94549
                               Attention: Contract Administration
                               Fax: (925) 258-6020
                               PH: (925) 258-6000

                               With a copy to:

                               GATX Ventures, Inc.
                               16 Munson Road
                               Farmington, CT 06032
                               Attention: Contract Administration
                               Fax: (860) 284-4350
                               PH: (860) 284-4300

         If to SVB:            Silicon Valley Bank
                               4410 Arapahoe, Suite 200
                               Boulder, CO 80303
                               Attention: Kevin Grossman
                               Fax: 303-938-0486
                               PH: 303-938-5972

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         12.      General Provisions.

                  12.1 Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in each such Lender's sole discretion. Each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender's rights and benefits hereunder. Lenders may disclose the Loan Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential participant or assignee of any of Lenders' Loans; provided that

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

such participant or assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

                  12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.3 Severability of Provisions. Each provision of this Agreement shall be several from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.4     Entire Agreement; Construction; Amendments and
Waivers.

                           (a)      Entire Agreement. This Agreement and each of
the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

                           (b)      Construction. This Agreement is the result
of negotiations between and has been reviewed by each of Borrower and Lenders executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lenders. Borrower and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or any Lender's actual intentions.

                           (c)      Amendments and Waivers. Any and all
amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon each Lender and on Borrower.

                  12.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lenders, notwithstanding any investigation by Lenders.

                  12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

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

                  12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or Commitment to fund remain outstanding. The obligations of Borrower to indemnify Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders have run.

         13. Relationship of Parties. Borrower and each Lender acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Lenders, on the other, is, and at all time shall remain solely that of a borrower and lenders. Lenders shall not under any circumstances be construed to be partners or joint venturers of Borrower or any of its Affiliates; nor shall any Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lenders do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lenders or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of such Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

         14. Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lenders in writing or through inspection pursuant to this Agreement that is either marked confidential or would reasonably be expected to be of a proprietary, non-public or confidential nature shall be considered confidential. Lenders agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lenders uses with its own confidential information, but in any event no less than a reasonable degree of care. Lenders shall not disclose such information to any third party (other than to another Lender or a Lender's partners, attorneys, governmental regulators, or auditors, or to a Lender's subsidiaries and affiliates and prospective transferees and purchasers of the Loans, all subject to the same confidentiality obligation set forth herein or as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lenders' rights and the enforcement of their remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lenders, (c) is disclosed to Lenders by a third party having a legal right to make such disclosure, or (d) is independently developed by Lenders. Notwithstanding the foregoing, Lenders' agreement of confidentiality shall not apply if any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Lenders' rights and remedies under this Agreement following an Event of Default, including the enforcement of Lenders' security interest in the Collateral, to the extent disclosure of confidential information is necessary for enforcement or exercise of its rights and remedies hereunder.

         15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

                 [Remainder of page intentionally left blank.]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   MYOGEN, INC., as Borrower

                                   By:    /s/ Joseph L. Turner
                                      ------------------------------------------
                                   Name:  Joseph L. Turner
                                   Title: Vice President, Finance and
                                          Administration and Chief Financial
                                          Officer

                                   GATX VENTURES, INC., as a Lender

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   SILICON VALLEY BANK, as Payment
                                   Agent and as a Lender

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   MYOGEN, INC., as Borrower

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   GATX VENTURES, INC., as a Lender

                                   By:    /s/ Gerald A. Michaud
                                      ------------------------------------------
                                   Name:  Gerald A. Michaud
                                   Title: Senior Vice President

                                   SILICON VALLEY BANK, as Payment
                                   Agent and as a Lender

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   MYOGEN, INC., as Borrower

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   GATX VENTURES, INC., as a Lender

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   SILICON VALLEY BANK, as Payment
                                   Agent and as a Lender

                                   By:    /s/ Kevin L. Grossman
                                      ------------------------------------------
                                   Name:  Kevin L. Grossman
                                   Title: VP

                                       35